                                       EXHIBIT 11
                          QUIXOTE CORPORATION AND SUBSIDIARIES
                     Computation of Net Earnings per Average Common
                               and Common Equivalent Share


                                                   For the Three Months Ended
                                                       December 31, 1996
                                                   -------------------------
                                                                     Fully
                                                     Primary        Diluted
                                                   ----------     ----------

  Net earnings as reported                         $1,039,000     $1,039,000

  Add interest expense and deferred charge
   amortization (net of income taxes)                                221,000(1)
                                                   ----------     ----------

  Adjusted net earnings for computation (A)        $1,039,000     $1,260,000
                                                   ==========     ==========

  Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

  Weighted average shares outstanding               7,974,612      7,974,612

  Shares assumed issued upon conversion of
   debentures                                                        947,368

  Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                               38,532         99,163
                                                    ---------      ---------

  Average common and common equivalent shares
   outstanding (B)                                  8,013,144      9,021,143
                                                    =========      =========

  Net earnings per common and common
   equivalent shares (A/B)                          $     .13      $     .14
                                                    =========      =========

  Notes:

  (1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

                                       EXHIBIT 11
                          QUIXOTE CORPORATION AND SUBSIDIARIES
                     Computation of Net Earnings Per Average Common
                               and Common Equivalent Share


                                                 For the Six Months Ended
                                                      December 31, 1996
                                                  --------------------------

                                                                    Fully
                                                    Primary        Diluted
                                                  ----------     ----------

  Net earnings as reported                        $1,835,000     $1,835,000

  Add interest expense and deferred charge
   amortization (net of income taxes)                               443,000(1)
                                                  ----------     ----------

  Adjusted net earnings for computation (A)       $1,835,000     $2,278,000
                                                  ==========     ==========

  Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

   Weighted average shares outstanding             7,970,957      7,970,957

   Shares assumed issued upon conversion of
     debentures                                                     947,368

   Incremental shares outstanding assuming
     exercise of stock options using the
     treasury stock method                            38,532         99,163
                                                   ---------      ---------

  Average common and common equivalent shares
   outstanding (B)                                 8,009,489      9,017,488
                                                   =========      =========
  Net earnings per common and common
   equivalent share (A/B)                          $     .23      $     .25
                                                   =========      =========


  Notes:

  (1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

                                        EXHIBIT 11
                           QUIXOTE CORPORATION AND SUBSIDIARIES
                      Computation of Net Earnings Per Average Common
                                and Common Equivalent Share


                                                   For the Three Months Ended
                                                       December 31, 1995
                                                   -------------------------
                                                                     Fully
                                                     Primary        Diluted
                                                   ----------     ----------

  Net earnings as reported                         $  317,000     $  317,000

  Add interest expense and deferred charge
   amortization (net of income taxes)                                245,000(1)
                                                   ----------     ----------

  Adjusted net earnings for computation (A)        $  317,000     $  562,000
                                                   ==========     ==========

  Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

  Weighted average shares outstanding               7,863,168      7,863,168

  Shares assumed issued upon conversion of
   debentures                                                      1,051,316

  Incremental shares outstanding assuming
   exercise of stock options using the
   treasury stock method                              126,579        126,579
                                                    ---------      ---------

  Average common and common equivalent shares
   outstanding (B)                                  7,989,747      9,041,063
                                                    =========      =========

  Net earnings per common and common
   equivalent shares (A/B)                          $     .04      $     .06
                                                    =========      =========

  Notes:

  (1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.

                                       EXHIBIT 11
                          QUIXOTE CORPORATION AND SUBSIDIARIES
                     Computation of Net Earnings Per Average Common
                               and Common Equivalent Share


                                                  For the Six Months Ended
                                                      December 31, 1995
                                                  --------------------------
                                                                    Fully
                                                    Primary        Diluted
                                                  ----------     ----------

  Net loss as reported                            $(10,245,000) $(10,245,000)

  Add interest expense and deferred charge
   amortization (net of income taxes)                                490,000(1)
                                                  ------------   -----------
  -

  Adjusted net loss for computation (A)           $(10,245,000)  $(9,755,000)
                                                  ============   ============

  Average common shares outstanding would be adjusted for the additional shares that would be issued assuming conversion of the debentures and exercise of stock options as follows:

   Weighted average shares outstanding               7,863,056     7,863,056

   Shares assumed issued upon conversion of
     debentures                                                    1,051,316

   Incremental shares outstanding assuming
     exercise of stock options using the
     treasury stock method                             126,579       126,579
                                                   -----------    ----------


  Average common and common equivalent shares
   outstanding (B)                                   7,989,635     9,041,951
                                                   ===========   ===========
  Net loss per common and common
   equivalent share (A/B)                          $     (1.28)  $     (1.08)
                                                   ===========   ===========

  Notes:

  (1) Net earnings for the fully diluted calculation are adjusted for interest expense and deferred charge amortization, assuming exercise of the conversion privilege on the 8% convertible debentures.